
      ENTERGY CORPORATION AND SUBSIDIARIES
      PRO FORMA CONSOLIDATED BALANCE SHEET
               SEPTEMBER 30, 1995
                  (Unaudited)

                                                                       Adjustments to Reflect
                                                                       Transactions Proposed
                                                  -------------------------------------------------------------
                                                        Before              In Present             After
                     ASSETS                           Transaction            Filing             Transaction
                                                  -------------------  -------------------  -------------------
                                                                         (In Thousands)
Utility Plant:
  Electric                                      $         21,603,761                      $         21,603,761
  Plant acquisition adjustment - GSU                         475,756                                   475,756
  Electric plant under lease                                 672,725                                   672,725
  Property under capital leases - electric                   151,640                                   151,640
  Natural gas                                                165,483                                   165,483
  Steam products                                              77,414                                    77,414
  Construction work in progress                              415,242                                   415,242
  Nuclear fuel under capital lease                           311,072                                   311,072
  Nuclear fuel                                                60,633                                    60,633
                                                  -------------------  -------------------  -------------------
           Total                                          23,933,726                                23,933,726
  Less - accumulated depreciation
   and amortization                                        8,131,661                                 8,131,661
                                                  -------------------  -------------------  -------------------
           Utility plant - net                            15,802,065                                15,802,065
                                                  -------------------  -------------------  -------------------
Other Property and Investments:
  Decommissioning trust fund                                 256,180                                   256,180
  Other                                                      273,883                                   273,883
                                                  -------------------  -------------------  -------------------
           Total                                             530,063                                   530,063
                                                  -------------------  -------------------  -------------------
Current Assets:
  Cash and cash equivalents:
    Cash                                                      97,486              (21,666)              75,820
    Temporary cash investments - at cost,
      which approximates market                              621,546                                   621,546
                                                  -------------------  -------------------  -------------------
           Total cash and cash equivalents                   719,032              (21,666)             697,366
  Special deposits                                             5,772                                     5,772
Notes receivable                                              15,194                                    15,194
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $6.7 million)                     414,177                                   414,177
    Other                                                     83,314                                    83,314
    Accrued unbilled revenues                                334,744                                   334,744
  Deferrred fuel                                               6,495                                     6,495
  Fuel inventory                                             127,050                                   127,050
  Materials and supplies - at average cost                   372,605                                   372,605
  Rate deferrals                                             412,952                                   412,952
  Prepayments and other                                      122,494                                   122,494
                                                  -------------------  -------------------  -------------------
            Total                                          2,613,829              (21,666)           2,592,163
                                                  -------------------  -------------------  -------------------
Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                                           1,142,811                                 1,142,811
  SFAS 109 regulatory asset - net                          1,429,652                                 1,429,652
  Unamortized loss on reacquired debt                        223,717               21,321              245,038
  Other regulatory assets                                    292,248                                   292,248
  Long-term receivables                                      224,789                                   224,789
 Other                                                       337,442                  345              337,787
                                                  -------------------  -------------------  -------------------
            Total                                          3,650,659               21,666            3,672,325
                                                  -------------------  -------------------  -------------------
            TOTAL                               $         22,596,616  $                 0  $        22,596,616
                                                  ===================  ===================  ===================




      ENTERGY CORPORATION AND SUBSIDIARIES
      PRO FORMA CONSOLIDATED BALANCE SHEET
               SEPTEMBER 30, 1995
                  (Unaudited)

                                                                       Adjustments to Reflect
                                                                       Transactions Proposed
                                                  -------------------------------------------------------------
                                                        Before              In Present             After
         CAPITALIZATION AND LIABILITIES               Transaction            Filing             Transaction
                                                  -------------------  -------------------  -------------------
                                                                         (In Thousands)

Capitalization:
  Common stock, $.01par value, authorized
    500,000,000 shares; issued 230,017,485
    shares                                      $              2,300                       $             2,300
  Paid-in capital                                          4,201,435                                 4,201,435
  Retained earnings                                        2,396,953                                 2,396,953
  Less - treasury stock (2,261,318 shares in 1995)            67,122                                    67,122
                                                  -------------------  -------------------  -------------------
          Total common shareholders' equity                6,533,566                                 6,533,566

  Subsidiary's preference stock                              150,000                                   150,000
  Subsidiaries preferred stock:
     Without sinking fund                                    550,955                                   550,955
     With sinking fund                                       260,342                                   260,342
  Long-term debt                                           6,749,860                                 6,749,860
                                                  -------------------  -------------------  -------------------
          Total                                           14,244,723                                14,244,723
                                                  -------------------  -------------------  -------------------
Other Noncurrent Liabilities:
  Obligations under capital leases                           308,068                                   308,068
  Other                                                      321,247                                   321,247
                                                  -------------------  -------------------  -------------------
          Total                                              629,315                                   629,315
                                                  -------------------  -------------------  -------------------
Current Liabilities:
  Currently maturing long-term debt                          667,375                                   667,375
  Notes payable                                                  648                                       648
  Accounts payable                                           400,464                                   400,464
  Customer deposits                                          138,851                                   138,851
  Taxes accrued                                              312,292                                   312,292
  Accumulated deferred income taxes                           60,844                                    60,844
  Interest accrued                                           187,871                                   187,871
  Dividends declared                                          12,942                                    12,942
  Deferred fuel cost                                               0                                         0
  Obligations under capital leases                           152,968                                   152,968
  Reserve for rate refund                                      5,287                                     5,287
  Other                                                      257,324                                   257,324
                                                  -------------------  -------------------  -------------------
          Total                                            2,196,866                                 2,196,866
                                                  -------------------  -------------------  -------------------
Deferred Credits:
  Accumulated deferred income taxes                        3,892,970                                 3,892,970
  Accumulated deferred investment
    tax credits                                              658,038                                   658,038
  Other                                                      974,704                                   974,704
                                                  -------------------  -------------------  -------------------
          Total                                            5,525,712                                 5,525,712
                                                  -------------------  -------------------  -------------------
          TOTAL                                 $         22,596,616  $                 0  $        22,596,616
                                                  ===================  ===================  ===================


      ENTERGY CORPORTAION AND SUBSIDIARIES
  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
     TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                  (Unaudited)

                                                                       Adjustments to Reflect
                                                                       Transactions Proposed
                                                  -------------------------------------------------------------
                                                        Before             In Present              After
                                                      Transaction            Filing             Transaction
                                                  -------------------  -------------------  -------------------
                                                                         (In Thousands)

Operating Revenues:
  Electric                                      $          5,873,075                      $          5,873,075
  Natural gas                                                100,871                                   100,871
  Steam Products                                              47,075                                    47,075
                                                  -------------------  -------------------  -------------------
       Total                                               6,021,021                                 6,021,021
                                                  -------------------  -------------------  -------------------
Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses                        1,409,498                                 1,409,498
     Purchased power                                         329,359                                   329,359
     Nuclear refueling outage expenses                        87,584                                    87,584
     Other operation and maintenance                       1,428,490                                 1,428,490
  Depreciation and decommissioning                           684,038                                   684,038
  Taxes other than income taxes                              296,546                                   296,546
  Income taxes                                               205,176                                   205,176
  Amortization of rate deferrals                             412,297                                   412,297
                                                  -------------------  -------------------  -------------------
        Total                                              4,852,988                                 4,852,988
                                                  -------------------  -------------------  -------------------
Operating Income                                           1,168,033                                 1,168,033
                                                  -------------------  -------------------  -------------------
Other Income (Deductions):
  Allowance for equity funds used
   during construction                                         9,683                                     9,683
  Miscellaneous - net                                         17,517                                    17,517
  Income taxes                                                15,548                                    15,548
                                                  -------------------  -------------------  -------------------
        Total                                                 42,748                                    42,748
                                                  -------------------  -------------------  -------------------
Interest Charges:
  Interest on long-term debt                                 643,701                                   643,701
  Other interest - net                                        30,687                                    30,687
  Allowance for borrowed funds used
   during construction                                        (8,723)                                   (8,723)
  Preferred dividend requirements                             79,399                                    79,399
                                                  -------------------  -------------------  -------------------
        Total                                                745,064                                   745,064
                                                  -------------------  -------------------  -------------------
Net Income                                      $            465,717 $                    $            465,717
                                                  ===================  ===================  ===================



      ENTERGY CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
     TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                  (Unaudited)

                                                      Adjustments to Reflect
                                                      Transactions Proposed
                                                  -------------------------------------------------------------
                                                        Before              In Present             After
                                                      Transaction            Filing             Transaction
                                                  -------------------  -------------------  -------------------
                                                                         (In Thousands)

Retained Earnings - October 1, 1994             $          2,345,156                      $          2,345,156
Add
  Net Income                                                 465,717                                   465,717
                                                  -------------------  -------------------  -------------------
               Total                                       2,810,873                                 2,810,873
                                                  -------------------  -------------------  -------------------

  Deduct:
   Dividends declared on common stock                        409,647                                   409,647
  Common Stock requirements                                    1,640                                     1,640

  Capital stock and other expenses                             2,633                                     2,633
                                                  -------------------  -------------------  -------------------
               Total                                         413,920                                   413,920
                                                  -------------------  -------------------  -------------------

Retained Earnings - September 30, 1995          $          2,396,953  $                 0  $         2,396,953
                                                  ===================  ===================  ===================


ENTERGY CORPORATION AND SUBSIDIARIES CONSOLIDATED
ADJUSTMENTS TO REFLECT TRANSACTIONS PROPOSED IN PRESENT FILING
AT SEPTEMBER 30, 1995


                                                Entry No. 1

Unamortized loss on reacquired debt             21,321
   Unamortized debt expense                                     2,871
   Cash                                                        18,450

     To record early redemption of Secured Lease Obligation Bonds, at various maturity dates and at various interest rates.


                                                Entry No. 2

Unamortized debt expense                        3,216
   Cash                                                         3,216

     To record the initial expenses incurred in connection with issuance of refunding bonds of Owner Participant.





The effect of the refinancing on future lease payments cannot be determined, therefore, the pro forma financial statements do not show the effect of the refinancing on future lease payments. However, as stated in the U-I, LP&L will not enter into the refinancing transactions "unless (a) the estimated present value savings derived from the net difference between interest payments on a new issue of comparable securities and those securities refunded is, on an after-tax basis, greater than the present value of all redemption and issuing costs, assuming an appropriate discount rate, determined on the basis of the then estimated after-tax cost of capital of Entergy and its subsidiaries on a consolidated basis, or (b) the Company shall have notified the Commission of the proposed refinancing transaction amendment and obtained appropriate supplemental authorization from the Commission."